                                                                    EXHIBIT 21.1

TRIARC COMPANIES, INC.
LIST OF SUBSIDIARIES AS OF
MARCH 15, 2000

                                                               State Jurisdiction
                                                              Under Which Organized
                                                              ---------------------
Triarc Consumer Products Group, LLC                                 Delaware
    Triarc Beverage Holdings Corp.(1)                               Delaware
      Mistic Brands, Inc.                                           Delaware
      Stewart's Beverages, Inc. (formerly Cable Car Beverage
      Corporation)                                                  Delaware
            Old San Francisco Seltzer, Inc.                         Colorado
            Fountain Classics, Inc.                                 Colorado
      Snapple Beverage Corp.                                        Delaware
        Snapple International Corp.                                 Delaware
            Snapple Beverages de Mexico, S.A. de C.V. (2)            Mexico
            Snapple Caribbean Corp.                                 Delaware
        Snapple Europe Limited                                   United Kingdom
        Snapple Canada, Ltd.                                         Canada
        Snapple Worldwide Corp.                                     Delaware
        Snapple Finance Corp.                                       Delaware
        Pacific Snapple Distributors, Inc.                         California
        Mr. Natural, Inc.                                           Delaware
        Millrose Distributors, Inc.                                New Jersey
            MPAS Holdings, Inc.                                     Delaware
                Millrose, L.P. (3)                                  Delaware
        Snapple Distributors of Long Island, Inc.                   New York
        Kelrae, Inc.                                                Delaware
    RC/Arby's Corporation (formerly Royal Crown Corporation)        Delaware
      ARHC, LLC                                                     Delaware
      RCAC Asset Management, Inc.                                   Delaware
      Arby's, Inc.                                                  Delaware
        Arby's Building and Construction Co.                         Georgia
        Arby's of Canada Inc.                                        Ontario
        Arby's (Hong Kong) Limited                                  Hong Kong
        Arby's De Mexico S.A. de CV                                  Mexico
            Arby's Immobiliara                                       Mexico
            Arby's Servicios                                         Mexico
        TJ Holding Company, Inc.                                    Delaware
      Arby's Limited                                             United Kingdom
      Arby's Restaurant Construction Company                        Delaware
      Arby's Restaurants, Inc.                                      Delaware
      RC-11, Inc. (formerly National Picture & Frame Co.)          Mississippi
      Promociones Corona Real, S.A. de C.V.                          Mexico
      RC Leasing, Inc.                                              Delaware
      Royal Crown Nederland B.V.                                 the Netherlands
      Royal Crown Bottling Company of Texas (formerly Royal
      Crown Bottlers
        of Texas, Inc.)                                             Delaware
      Royal Crown Company, Inc. (formerly Royal Crown Cola
      Co.)                                                          Delaware
        RC Services Limited (4)                                      Ireland
        Retailer Concentrate Products, Inc.                          Florida

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
                                                              STATE OR JURISDICTION
                                                              UNDER WHICH ORGANIZED
                                                              ---------------------
        TriBev Corporation                                          Delaware
Madison West Associates Corp.                                       Delaware
National Propane Corporation (5)                                    Delaware
    National Propane SGP, Inc.                                      Delaware
    NPC Holding Corporation                                         Delaware
NPC Leasing Corp.                                                   New York
Citrus Acquisition Corporation                                       Florida
    Adams Packing Association, Inc. (formerly New Adams,
    Inc.)                                                           Delaware
    Groves Company, Inc. (formerly New Texsun, Inc.)                Delaware
Home Furnishing Acquisition Corporation                             Delaware
    1725 Contra Costa Property, Inc. (formerly Couroc of
    Monterey, Inc.)                                                 Delaware
    Hoyne Industries, Inc. (formerly New Hoyne, Inc.)               Delaware
    Hoyne International (U.K.), Inc.                                Delaware
GVT Holdings, Inc. (5)                                              Delaware
    TXL Corp.(formerly Graniteville Company)                     South Carolina
        TXL International Sales, Inc.                            South Carolina
        GTXL, Inc.                                                  Delaware
        TXL Holdings, Inc.                                          Delaware
SEPSCO, LLC                                                         Delaware
    Crystal Ice & Cold Storage, Inc.                                Delaware
    Southeastern Gas Company                                        Delaware
        Geotec Engineers, Inc.                                    West Virginia
Triarc Holdings 1, Inc.                                             Delaware
Triarc Holdings 2, Inc.                                             Delaware
Triarc Development Corporation                                      Delaware
Triarc Acquisition Corp.                                            Delaware
Ramapo Holding Company, Inc.                                        Delaware
280 Holdings, LLC                                                   Delaware

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(1) 99.9% owned by Triarc Consumer Products Group, LLC and 0.1% by unaffiliated third parties.

(2) 99% owned by Snapple International Corp. and 1% owned by Snapple Worldwide Corp.

(3) 99% owned by MPAS Holdings, Inc. (as limited partner) and 1% owned by Millrose Distributors, Inc. (as general partner).

(4) 99% owned by Royal Crown Company, Inc. and 1% owned by RC/Arby's
    Corporation.

(5) 24.3% owned by SEPSCO, LLC and 75.7% owned by Triarc Companies, Inc.

(6) 50% owned by Triarc Companies, Inc. and 50% owned by SEPSCO, LLC.

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